                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF PLAINS RESOURCES INC.


                                             State of Organization
                                             ---------------------

Calumet Florida, Inc.                                Delaware

Plains Illinois, Inc.                                Delaware

Stocker Resources, Inc.                              California

Stocker Resources, L.P.                              California

Plains Resources International Inc.                  Delaware

PMCT Inc.                                            Delaware

Plains Holdings Inc.                                 Delaware

Plains Holdings LLC                                  Delaware

Arguello Inc.                                        Delaware